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                                                                      EXHIBIT 5


                                October 31, 1997


Associates Corporation of North America
250 E. Carpenter Freeway
Irving, TX 75062-2729

Gentlemen:

         I am Assistant General Counsel of Associates Corporation of North America, a Delaware corporation (the "Company"). In that capacity, I have reviewed the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on or about October 31, 1997 (the "Registration Statement"). Pursuant to the Registration Statement, up to $7,000,000,000 aggregate principal amount of debt securities (including $424,650,000 principal amount carried forward pursuant to Rule 429) and warrants to purchase debt securities of the Company are issuable from time to time pursuant to the indentures described below. Such debt securities are hereafter referred to as "Debt Securities" and such warrants to purchase debt securities are hereafter referred to as "Warrants".

         The Debt Securities will constitute either senior or subordinated debt of the Company. The Senior Securities will be issued under an indenture dated as of November 1, 1995 with The Chase Manhattan Bank (the "Chase Senior Indenture") or one or more separate indentures between the Company and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, substantially in the Form of indenture filed as Exhibit 4(b)(i) to the Registration Statement (each, a "Senior Indenture"). The Subordinated Securities will be issued under an indenture dated as of November 1, 1995 with The Chase Manhattan Bank (the "Chase Subordinated Indenture") or one or more separate indentures between the Company and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, substantially in the Form of indenture filed as Exhibit 4(b)(ii) to the Registration Statement (each, a "Subordinated Indenture"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent, substantially in the form of agreement filed as Exhibit 4(c) to the Registration Statement. Please be advised that I am of the opinion that:

         1. The Chase Senior Indenture and the Chase Subordinated Indenture have been duly authorized, executed and delivered by the Company and each Senior Indenture and Subordinated Indenture, when the Trustee thereunder has been qualified pursuant to the Trust Indenture Act of 1939 and when such indenture has been duly authorized by appropriate corporate action and duly executed, will have been duly authorized, executed and delivered by the Company and constitutes or will constitute, as the case may be, legal, valid and binding obligations of the Company, except in each case as limited by bankruptcy; insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         2. The Debt Securities, when duly authorized by appropriate corporate action, duly executed, authenticated and delivered in the form approved pursuant to and in accordance with the respective indenture pursuant to which they are issued and sold as described in the Registration Statement including the Prospectus and Prospectus Supplement relating to such Debt Securities and when issued in compliance with applicable usury laws, will be legal, valid
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Associates Corporation of North America
October 31, 1997
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and binding obligations of the Company entitled to the benefits of the respective indenture pursuant to which they are issued subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         3. The Warrant Agreement, when duly authorized by appropriate corporate action, executed and delivered by the Company, and the warrant certificate in the form attached as an exhibit to the Warrant Agreement, when authorized by appropriate corporate action, duly executed and delivered by the Company and duly countersigned by an authorized representative of the warrant agent in accordance with the Warrant Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

         I hereby consent that the foregoing opinion may be filed as an exhibit to the above referenced Registration Statement. I further consent to the use of my name in the Registration Statement and the Prospectus related thereto.

         By his signature below, Frederic C. Liskow hereby consents to the use of his name in the Registration Statement and the Prospectus related thereto.

                                        Very truly yours,

                                        /s/ TIMOTHY M. HAYES

                                        Timothy M. Hayes
                                        Assistant General Counsel

Consent


/s/ FREDERIC C. LISKOW
---------------------------------
Frederic C. Liskow
Assistant General Counsel